Exhibit 23.2
BEHRE DOLBEAR
MINERALS INDUSTRY ADVISORS
BEHRE DOLBEAR & COMPANY (USA), INC.
February 17, 2010
Stillwater Mining Company
536 E, Pike Street
PO Box 1330
Columbus, MT 59019
Re: Behre Dolbear Project 10-005 – Consent for Reference in Form 10-K Filing
Gentlemen:
Behre Dolbear & Company (USA), Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company’s filing of its Form 10-K with the U.S. Securities and Exchange Commission. Please contact us if you require further assistance.
Sincerely,
/s/ Behre Dolbear & Company (USA), Inc.